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                                                                    EXHIBIT 99.1

                Schedule II - Valuation and Qualifying Accounts

                                     BEGINNING         ACQUISITION       CHARGE TO                             ENDING
       DESCRIPTION                    BALANCE           RESERVES          EXPENSE          DEDUCTIONS         BALANCE
- --------------------------           ---------         -----------       ---------         ----------        ----------
2000 Restructuring reserve             $  --             $973,700         $211,200         $(112,900)        $1,072,000

                                    BALANCE AT        PROVISION          TRANSFERS                          BALANCE AT
                                    BEGINNING         CHARGED TO            FROM                               END
        DESCRIPTION                 OF PERIOD          EXPENSE          ACQUISITIONS      CHARGE-OFFS       OF PERIOD
- ---------------------------         ----------        ----------        ------------      -----------       ----------
1998 Allowance for doubtful
accounts                            $     --           $ 10,000           $     --         $      --         $ 10,000
1999 Allowance for doubtful
accounts                              10,000             25,000            276,750           (69,000)         242,750
2000 Allowance for doubtful
accounts                             242,750            579,590             58,601          (239,494)         641,447